Exhibit 99.1

FirstSun Capital Bancorp and First Foundation Inc. Complete Merger

DENVER—April 1, 2026—(BUSINESS WIRE) FirstSun Capital Bancorp (“FirstSun”) (NASDAQ: FSUN), the holding company for Dallas-based Sunflower Bank, N.A. (“Sunflower Bank”), today announced that it has completed its merger with First Foundation Inc. (“First Foundation”), a bank holding company with two wholly owned operating subsidiaries, First Foundation Advisors and First Foundation Bank, in an all-stock transaction. Also on April 1, 2026, First Foundation Bank merged with and into Sunflower Bank, with Sunflower Bank continuing as the surviving bank.

“We are thrilled to welcome the customers and team members from First Foundation to FirstSun and Sunflower Bank,” said Mollie Hale Carter, Executive Chairman of FirstSun and Sunflower Bank. “This merger marks a transformational milestone for FirstSun, accelerating our growth strategy and creating a premier regional bank with a powerful footprint across some of the most dynamic markets in the country.”

FirstSun also announced that Thomas C. Shafer, former Chief Executive Officer of First Foundation Inc., has joined the company as a director and Executive Vice Chairman. In addition, Sam Edelson, Henchy R. Enden, Benjamin Mackovak and C. Allen Parker—each a former director of First Foundation—were appointed to the FirstSun board.

Subsequent to the closing, FirstSun has, on a pro forma basis as of December 31, 2025, $20.4 billion in total assets, $13.8 billion in total loans and $16.4 billion in total deposits, before planned balance sheet down-sizing and merger-related adjustments.

About FirstSun Capital Bancorp

FirstSun Capital Bancorp (NASDAQ: FSUN), headquartered in Denver, Colorado, is the financial holding company for wholly owned subsidiaries including Sunflower Bank, N.A. and First Foundation Advisors. Through its subsidiaries and affiliated entities, FirstSun provides a full range of relationship-focused services to meet personal, business, and wealth management financial objectives, with depository branches in ten states and mortgage capabilities in 44 states.

To learn more, visit ir.firstsuncb.com

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release which are not historical in nature are intended to be, and are hereby identified as, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding the expectations of FirstSun with respect to our outlook and expectations with respect to the merger. Words such as “expect,” “will,” “may,” “anticipate,” “intend,” “opportunity,” “continue,” “should,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties, and assumptions, include, among others, the following:

•	the possibility that the anticipated benefits of the merger, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which the combined company operates;

•	the integration of the businesses and operations of FirstSun and First Foundation may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to the combined company’s business;
•	the execution of the planned balance sheet down-sizing related to the merger may be more difficult, costly or time consuming than expected and we may fail to realize the anticipated benefits; and
•	other factors that may affect our future results, including, among others, changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates; deposit flows; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Further information regarding additional factors that could affect the forward-looking statements can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in FirstSun’s Annual Reports on Form 10-K for the year ended December 31, 2025, and other documents subsequently filed by FirstSun with the SEC. FirstSun disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investor Relations:

Ed Jacques
Director of Investor Relations & Business Development
Investor.Relations@firstsuncb.com

Media Relations:

Jeanne Lipson
Director of Marketing, Sunflower Bank
Jeanne.Lipson@SunflowerBank.com